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                                                                   EXHIBIT 10.55


                                    AGREEMENT

         This Agreement (the "Agreement") entered into as of June 25, 2001 by and between Rutan & Tucker, LLP ("Creditor"), a California limited liability partnership with its principal place of business at 611 Anton Boulevard, Suite 1400, Costa Mesa, California 92626, and Telenetics Corporation ("Telenetics"), a California corporation, having its principal place of business at 25111 Arctic Ocean, Lake Forest, California 92630.

                                   WITNESSETH:

         WHEREAS, as of the date hereof, Telenetics is indebted to Creditor in the amount of $474,852.32 as a result of services provided by Creditor to Telenetics, which amount does not include an additional $59,285.75 which shall be payable by Telenetics concurrent with the execution of this Agreement; and

         WHEREAS, Telenetics and Creditor wish to agree upon a payment mechanism that would permit Telenetics to pay in full such debt.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, it is hereby agreed:

         1. ACKNOWLEDGMENT OF DEBT. The parties hereby agree that, as of the date of this Agreement, the total amount due and owing by Telenetics to Creditor is equal to Four Hundred Seventy-Four Thousand Eight Hundred Fifty-two Dollars and Thirty-Two Cents ($474,852.32) (such sum being hereafter referred to as the "Liquidated Debt"). Telenetics agrees to pay the Liquidated Debt to Creditor pursuant to the terms and conditions set forth in this Agreement.

         2. ISSUANCE OF SECURED NOTE.

              2.1 SECURED NOTE. Simultaneously with the execution of this Agreement, Telenetics shall issue to Creditor a 6% Convertible Subordinated Secured Promissory Note Due 2003 (the "Secured Note") in the principal amount of the Liquidated Debt. The Liquidated Debt, together with any accrued and unpaid interest thereon shall be convertible into shares (the "Shares") of common stock of Telenetics at the option of Creditor pursuant to the terms of the Secured Note. Concurrent with the issuance of the Secured Note, Creditor and Telenetics shall enter into a Security Agreement (the "Security Agreement") to create a security interest in the assets of Telenetics to secure all of Telenetics' obligations under the Secured Note.

              2.2 REGISTRATION OF SHARES. Telenetics agrees that when it next files a Registration Statement (the "Registration Statement") with the Securities and Exchange Commission to register the resale of shares of its common stock under the Securities Act of 1933, as amended (the "Securities Act"), it will include in such Registration Statement the Shares.

              2.3 INDEMNIFICATION. Telenetics agrees to indemnify and hold harmless Creditor and its officers, directors, agents, partners and any person who may be deemed to control Creditor under the Securities Act or the Securities

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Exchange Act of 1934, as amended, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, costs and expenses (including without limitation attorneys' fees), as incurred, arising out or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement or the prospectus contained therein, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding the Creditor furnished in writing by the Creditor to Telenetics expressly for use therein.

         3. REPRESENTATIONS AND WARRANTIES OF TELENETICS.

              Telenetics hereby represents and warrants to Creditor as follows:

              3.1 CORPORATE QUALIFICATIONS. Telenetics is a California corporation in good standing, is qualified to do business in the State of California, and is subject to no legal disability which would prevent it from entering into this Agreement.

              3.2 CORPORATE APPROVALS. Telenetics has received all approvals of shareholders, officers and directors required by its Articles, Bylaws, and applicable law in order to enter into this Agreement and to issue the Secured Note and the Shares. Upon issuance, the Shares shall be duly and validly authorized, fully paid and nonassessable.

         4. REPRESENTATIONS AND WARRANTIES OF CREDITOR.

              Creditor hereby represents and warrants to Telenetics as follows:

              4.1 CORPORATE QUALIFICATIONS. Creditor is a limited liability partnership in good standing, is qualified to do business in the State of California, and is subject to no legal disability which would prevent it from entering into this Agreement.

              4.2 CORPORATE APPROVALS. Creditor has received all approvals of partners required by its partnership agreement and applicable law and any other understandings among its partners in order to enter into this Agreement.

              4.3 KNOWLEDGE OF, AND CAPACITY TO ASSUME, ECONOMIC RISK. Creditor acknowledges and represents that:

                   (a) Creditor is an "accredited investor" as defined in the Securities Act.

                   (b) Creditor has received and reviewed Telenetics' Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, and its quarterly report on Form 10-QSB for the quarter ended March 31, 2001.

                   (c) To the extent Creditor exercises its conversion rights under the Secured Note, Creditor is in a financial position to hold the Shares for an indefinite period of time, is able to bear the economic risk of an investment in the Shares and is able to withstand a complete loss of its investment in the Shares.

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                   (d) To the extent Creditor exercises its conversion rights under the Secured Note, Creditor has such knowledge and experience in business and financial matters that make it capable of evaluating the merits and risks of an investment in the Shares.


                   (e) Creditor understands that an investment in the Secured Note and the Shares is highly speculative and involves a high degree of risk but believes that an investment in the Secured Note and the Shares is suitable based upon its investment objectives and financial needs, and that it has adequate means to undertake the risk and to provide for its current financial needs and has no need for liquidity of investment with respect to the Shares.

                   (f) Creditor has had the opportunity to ask questions of, and receive answers from, representatives of Telenetics, for the purpose of obtaining any additional information to the extent reasonably available that is necessary to verify the information provided.

                   (g) To the extent Creditor exercises its conversion rights under the Secured Note, Creditor understands that the Shares may be resold by it only (i) upon registration of the Shares pursuant to the Act or (ii) in a transaction that is exempt from registration under the Act. Creditor understands that until the resale of the Shares is registered under the Securities Act, the certificates representing the Shares will bear a legend restricting the sale or other disposition thereof.

                   (h) To the extent Creditor exercises its conversion rights under the Secured Note, Creditor is acquiring the Shares for purposes of investment, and without a view to the distribution or resale thereof except where such distribution or resale is registered under the Act or otherwise permitted by applicable securities laws.

                   (i) Creditor is a resident of or domiciled in the state set forth under its name in Section 4.1 hereof.

         5. MISCELLANEOUS.

              5.1 NOTICE. Whenever notice is permitted or required by this Agreement, it shall be deemed given as of the date of receipt if sent by facsimile transmission to the numbers shown below, or by a nationally recognized overnight courier, signature required, and addressed to the party at such address shown below, or at such other address or facsimile numbers as the party may time to time give by written notice.

                  For notice to Telenetics:

                  Telenetics Corporation
                  Attn: David Stone
                  25111 Arctic Ocean
                  Lake Forest, California 92630
                  Fax: (949) 455-4010

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                  For notice to Creditor:

                  Rutan & Tucker, LLP
                  611 Anton Boulevard, Suite 1400
                  Costa Mesa, California 92626
                  Attn: Larry A. Cerutti, Esq.
                  Fax: (714) 546-9035

              Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this subparagraph prior to 4:00 p.m. (California time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:00 p.m. (California time) on any date and earlier than 11:59 p.m. (California time) on such date, (iii) the Business Day following the date of sending, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

              5.2 ASSIGNMENT. This Agreement may not be assigned in whole or part by either party without the prior written approval by the other party.

              5.3 ENTIRE AGREEMENT. This Agreement and the Shares referred to herein constitutes the entire agreement among the parties with respect to the subject matter hereof. In addition, this Agreement may not be modified except by a subsequent writing duly executed by all parties.

              5.4 GOVERNING LAW. The internal law of the State of California, without regard to conflicts of laws principles, will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

              5.5 COUNTERPARTS. This Agreement may be executed in counterparts with any two counterparts signed by each party having the full force, effect and authority of an original document signed by all parties.

              5.6 NO WAIVER. No failure or delay by any party in the exercise of any of its rights hereunder will be deemed to be a waiver of any of its rights.

              5.7 SEVERANCE. In the event that any provision or provisions are found by any tribunal of competent jurisdiction to be null or void, such provisions will be deemed to be severed from this Agreement and the remainder of the Agreement will remain in full force and effect.

              5.8 HEADINGS. The headings contained in this Agreement are for reference only and shall not be used to resolve any questions of interpretation or construction.

              5.9 ATTORNEYS' FEES. If either party commences litigation to enforce or interpret this Agreement or the Shares, the nonprevailing party in

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such litigation shall reimburse the prevailing party for the prevailing party's expenses in connection with such litigation, including without limitation the prevailing party's attorneys' fees.

              5.10 WAIVER OF CONFLICT OF INTEREST. TELENETICS ACKNOWLEDGES THAT THE CREDITOR IS ITS LEGAL COUNSEL, AND THAT AS A RESULT THE CREDITOR HAS A CONFLICT OF INTEREST INSOFAR AS IT HAS PARTICIPATED IN THE NEGOTIATION AND PREPARATION OF THIS AGREEMENT, THE SECURED NOTE, THE SECURITY AGREEMENT AND ANY OTHER RELATED AGREEMENTS. TELENETICS IRREVOCABLY AND PERMANENTLY WAIVES ANY SUCH CONFLICT OF INTEREST ON THE PART OF CREDITOR, AND ACKNOWLEDGES THAT IT HAS BEEN ADVISED TO OBTAIN SEPARATE LEGAL REPRESENTATION IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the undersigned officers of the party, having been duly authorized to bind their respective parties, have executed this Agreement on behalf of their respective parties as of the date last below written.

RUTAN & TUCKER, LLP                     TELENETICS CORPORATION



By:    /s/ LARRY CERUTTI                By:    /s/ DAVID STONE
    ------------------------------          ------------------------------------
       Larry A. Cerutti, Partner            David Stone, Chief Financial Officer

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